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                                                                    EXHIBIT 10.2


                             THIRD AMENDMENT TO THE

                              GREY ADVERTISING INC.

                      DEFERRED COMPENSATION TRUST AGREEMENT

                           DATED AS OF MARCH 22, 1995,

                          BETWEEN GREY ADVERTISING INC.

                   AND UNITED STATES TRUST COMPANY OF NEW YORK





                           Dated as of: March 2, 2005

                         SIMPSON THACHER & BARTLETT LLP


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         WHEREAS, a trust (the "Trust") was created under Agreement dated as of
March 22, 1995 (the "Trust Agreement"), between Grey Advertising Inc., now known as Grey Global Group Inc. (the "Company"), and United States Trust Company of New York (the "Trustee") for the benefit of Edward H. Meyer (the "Executive"); and

         WHEREAS, Section 12 of the Trust Agreement provides that the Trust Agreement may be amended by a written instrument executed by the Company and the Trustee; provided that no amendment that alters or impairs the rights of the Executive thereunder may be made without the prior written consent of the Executive; and

         WHEREAS, the Company and the Trustee, with the consent of the Executive, amended the Trust Agreement by the First Amendment to the Trust Agreement dated as of February 26, 1996; and

         WHEREAS, the Company and the Trustee, with the consent of the Executive, amended the Trust Agreement by the Second Amendment to the Trust Agreement dated as of April 30, 1998; and

         WHEREAS, Sections 10(b) and 11(a) of the Trust Agreement permit the Company, with the consent of the Executive, to remove the Trustee and appoint a successor corporate Trustee, which appointment shall be effective when accepted in writing by the successor Trustee who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets; and

         WHEREAS, the Company, with the consent of the Executive, removed the Trustee and appointed HSBC Bank USA as successor Trustee (hereinafter referred to as the "Trustee"), and HSBC Bank USA accepted appointment as Trustee by letter dated May 23, 2003; and


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         WHEREAS, the Company and the Trustee wish to amend the Trust Agreement;
and

         WHEREAS, the Executive consents to the amendment of the Trust Agreement as hereinafter provided:


         NOW, THEREFORE, the Company and the Trustee hereby exercise their power under Section 12 of the Trust Agreement and amend the Trust Agreement as follows:

         FIRST: The Company and the Trustee hereby delete the last sentence of
Section 6 of the Trust Agreement in its entirety, and substitute in lieu thereof the following new sentences:

                  "Except as otherwise provided in the Pension Agreement, the Company shall be solely responsible for the payment of all applicable income and other taxes imposed on the Trust with respect to interest and other earnings on amounts held in the Trust, whether held in the Trust Account or Sub-Account, until the effective time of the merger (the "Merger") of the Company, with and into Abbey Merger Corporation, a Delaware corporation (the "Merger Sub") that is a wholly-owned subsidiary of WPP Group plc, an English public limited company ("WPP"), pursuant to an Agreement and Plan of Merger entered into among the Company, WPP, and Merger Sub as of September 11, 2004, resulting in Merger Sub being the surviving corporation of the Merger and a wholly-owned subsidiary of WPP (the "Effective Time"). Notwithstanding any provision of this Trust Agreement to the contrary, upon and after the Effective Time, the Executive shall be solely responsible for the payment of all applicable income and other taxes imposed on the Trust with respect to interest and other earnings on amounts held in the Trust, whether held in the Trust Account or Sub-Account, as further provided in Section 12(c) hereof."

         SECOND: The Company and the Trustee hereby delete paragraph (c) of
Section 12 the Trust Agreement in its entirety, and substitute in lieu thereof the following new paragraph (c):

                  "Notwithstanding any provision of this Trust Agreement to the contrary, including, without limitation, Section 6 and Section 12(b)


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         hereof, the Trust shall terminate at the Effective Time. At the
         Effective Time, the Trustee shall pay to the Executive, in kind, the assets in the Trust. The assets in the Trust shall be paid to the Executive as soon as practicable; provided that, as of the Effective Time and until title to all assets have been transferred to the Executive, the Executive shall be deemed the owner of all assets in the Trust for all purposes, including, but not limited to, income tax purposes, and shall be solely responsible for the payment of all applicable income and other taxes imposed on such assets. If, for any reason, the Company or Merger Sub is treated as the owner of any Trust assets for any purpose after the Effective Time, the Executive agrees to fully indemnify and hold the Trust, the Company, Merger Sub, WPP, and the Trustee harmless against all taxes and obligations related thereto and against all actions with respect to Trust assets and obligations related thereto."

         THIRD: In each and every respect, except as herein modified and except as it is inconsistent with this amendment, the Company and the Trustee hereby restate and confirm the provisions of the Trust Agreement.

         FOURTH: This amendment may be executed in counterparts.

Dated as of:  March 2, 2005
                                               GREY GLOBAL GROUP INC., Company

                                               By: /s/ Steven G. Felsher
                                                   -----------------------------
                                                   Name: Steven G. Felsher
                                                   Title: Vice Chairman,
                                                   Chief Financial Officer,
                                                   Secretary and Treasurer

Witnesses: [Intentionally Omitted]


                                     -








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                                               HSBC BANK USA, Trustee

                                               By: /s/ Thomas Gahan
                                                   -----------------------------
                                                   Name: Thomas Gahan
                                                   Title: Vice President

Witnesses: [Intentionally Omitted]











Consented and Agreed to as of
the date first written above:

                                               EDWARD H. MEYER, Executive

                                               /s/ Edward H. Meyer
                                               ---------------------------------

Witnessees: [Intentionally Omitted]